                                                                Exhibit 99.1
    Exhibit 99.1

    Form 4 Continuous Sheet - Joint Filer Information

    This Statement on Form 4 is filed by CCP A, L.P., Clearlake Capital
    Partners, LLC, CCG Operations, LLC, Steven C. Chang and Jose E.
    Feliciano. The principal business address of each of the Reporting
    Persons is 650 Madison Avenue, 23rd Floor, New York, NY 10022.

    Name of the Designated Filer:               Clearlake Capital Partners, LLC.
    Date of Event Requiring Statement:          November 6, 2007
    Issuer Name and Ticker or Trading Symbol:   GoAmerica, Inc. (GOAM)

    Dated as of November 7, 2007
                                  CCP A, L.P., a Delaware limited partnership

                                     By: Clearlake Capital Partners, LLC
                                     Its:  General Partner

                                     By:  CCG Operations, LLC
                                     Its:  Managing Member

                                  CLEARLAKE CAPITAL PARTNERS, LLC

                                     By: CCG Operations, LLC
                                     Its:  Managing Member

                                  CCG OPERATIONS, LLC

                                     Each of the above by:

                                     /s/ Behdad Eghbali
                                     ---------------------------
                                     Name: Behdad Eghbali
                                     Its: Authorized Person

                                  STEVEN C. CHANG

                                     /s/ Steven C. Chang
                                     ---------------------------
                                     Name: Steven C. Chang

                                  JOSE E. FELICIANO

                                     /s/ Jose E. Feliciano
                                     ---------------------------
                                     Name: Jose E. Feliciano